SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2015

INFINITY AUGMENTED REALITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

228 Park Ave. S #61130

New York, NY 10003-1502

(Address of principal executive offices)

(917) 677-2084

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported on Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 2, 2015 (the “February 2015 8-K”), Infinity Augmented Reality, Inc. (the “Company” or “we”) and the following stockholders have entered into that certain Master Agreement: Credit Strategies LLC, Platinum Partners Value Arbitrage Fund L.P., ALS Capital Ventures LLC (“ALS”), SBO Trust U/A/D 4/13/10, MJSYRL Inc., CS Master Holdings LLC, Moshe Oratz, and Singulariteam Fund LP (f/k/a Genesis Angels Fund LP). Pursuant to the Master Agreement, holders of the Company’s then outstanding debentures in the aggregate principal amount of $7,793,543 and warrants to purchase up to 31,174,172 shares of the Company’s common stock, par value $0.00001 per share, agreed to convert such securities into 52,767,193 shares of Preferred A Convertible Stock par value $0.00001 per share (the “Series A Preferred Stock”) upon the designation of such series by the Company. Accordingly, on August 25, 2015 the Company issued 52,767,193 shares of Series A Preferred Stock.

The Series A Preferred Stock was authorized in accordance with a Certificate of Designation of preferences, rights and limitations of Series A Convertible Preferred Stock filed with the Nevada Secretary of State, effective as of August 12, 2015. A total of 52,767,193 shares of Series A Preferred Stock were so authorized.

The rights and preferences relating to the Series A Preferred Stock are briefly summarized in the February 2015 8-K.

In addition, and as previously reported in the Current Report on Form 8-K filed with the SEC on April 8, 2015 (the “April 2015 8-K”), the Company entered into a certain definitive agreement (the “Agreement”) relating to the private placement, initially, of $1,250,000 in principal amount of the Company’s convertible notes (the “Notes”) to Singulariteam Fund II L.P., Credit Strategies LLC and Platinum Partners Value Arbitrage Fund, LP, which are existing stockholders of the Company, and Suncorporation of Japan (collectively, the “Investors”). By their terms, the Notes automatically convert into 71,621,565 shares of Series B Convertible Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”). The Agreement also provides that upon (and subject to) the filing by the Company with the Secretary of State of Nevada of an effective certificate of designation establishing the terms of the Series B Preferred Stock, the Investors agreed to invest an additional $3,750,000 to purchase 214,864,694 shares of Series B Preferred Stock.

The Series B Preferred Stock was authorized in accordance with a Certificate of Designation of preferences, rights and limitations of Series B Convertible Preferred Stock filed with the Nevada Secretary of State, effective as of August 24, 2015. A total of 290,000,000 shares of Series B Preferred Stock were so authorized.

The rights and preferences relating to the Series B Preferred Stock are briefly summarized in the April 2015 8-K.

On August 25, 2015, the Notes were converted into 71,621,565 shares of Series B Preferred Stock and, as of date of this Current Report on Form 8-K, the Investors remitted to the Company $2,725,000 in consideration of which the Company issued to them 156,135,011 shares of Series B Preferred Stock. It was agreed that additional $525,000 and $500,000 will be remitted by certain of the Investors in October 2015 and January 2016, respectively.

The offering and issuance of the securities above was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.  In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the offers and sales involved existing investors; (2) the Investors had access to information regarding the Company; (3) each Investor represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company, (b) was able to bear the economic risk of an investment in the Company and (c) acquired the shares for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof, (4) each investor represented that it is an “accredited investor”; and (5) a restrictive legend was placed on each certificate or other instrument evidencing the purchased securities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 5.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY AUGMENTED REALITY, INC.

Dated: September 9, 2015	By:	/s/ Ortal Zanzuri
Ortal Zanzuri
Treasurer & Chief Financial Office

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